EXHIBIT 32.1

                   CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF
                                RANGO ENERGY INC.
             FORM 10-Q FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2012
                 PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Harp Sangha, am the Chief Executive Officer of Rango Energy Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the six month period ended June 30, 2012 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: August 20, 2012                   By: /s/ Harp Sangha
                                           -------------------------------------
                                           Harp Sangha
                                           Chief Executive Officer and Director